Exhibit 99.1

LEVI STRAUSS & CO. ANNOUNCES DECISION TO RETAIN DOCKERS® BUSINESS

SAN FRANCISCO (October 18, 2004) –Levi Strauss & Co. (LS&CO.) today announced that it has decided to keep its worldwide Dockers® casual clothing business. After exploring the possible sale of the Dockers® business, the company has determined that there is more value in continuing to build the brand than to sell it, especially in light of the company’s improved year-to-date business performance.

“When we began exploring the possible sale of the Dockers® business, we said that this was a strategic choice for us and that we would only sell if we received what we believe is an appropriate offer, given the value and worldwide stature of the brand,” said Phil Marineau, chief executive officer. “There has been a high level of interest in the Dockers® business by prospective buyers. After carefully considering the numerous sales offers and terms we received, and reflecting upon our improved financial performance this year, we have chosen to keep the Dockers® business. We believe that we will create more value for LS&CO. and the Dockers® brand by retaining the business and driving its continued development ourselves.

“Additionally, the comprehensive sales exploration process we’ve been through during the past several months has enabled us to identify a number of opportunities that we believe will make the brand more profitable and successful,” said Marineau. “We are incorporating these ideas into our business as we move full steam ahead with our retail customers to achieve our mutual goals.”

The Dockers® announcement follows LS&CO.’s October 12, 2004 filing of its fiscal third-quarter 10-Q, the third consecutive quarter in which the company posted improved financial results.

“Throughout 2004, we have strengthened our financial performance and competitiveness,” said Jim Fogarty, chief financial officer. “The company’s improving financial position, particularly our stronger cash flow and bottom line results, contributed to our strategic decision to retain the Dockers® brand. During the first nine months of this fiscal year, we’ve generated $50 million in net income, managed a healthy 43.8% gross margin and reduced our debt $100 million. We have a healthier base of business and a stronger balance sheet.”

Fogarty added, “As we reported last week, we continue to believe that we have sufficient liquidity and will be in compliance with all of our debt covenants. In August we renegotiated our bank agreements and secured an amendment to our term loan that greatly improves our covenant flexibility.”

The Dockers® brand is one of the world’s largest apparel brands, generating annual worldwide revenue of approximately $1.4 billion, including more than $360 million in licensee wholesale revenue. It is the leading casual pants brand in the United States and has a worldwide presence with sales in more than 50 countries in North America, Latin America, Europe and Asia. The brand is a category leader in breakthrough product innovations, including recent products such as Dockers® proStyle™ pants, Dockers® proStyle™ Shirts with Perspiration Guard™, Dockers® Never-Iron™ Cotton Khaki®, and the Dockers® Sweat Terminator range in Asia.

Levi Strauss & Co. (LS&CO.) is one of the world’s largest brand-name apparel marketers with 2003 sales of $4.1 billion. The company manufactures and markets branded jeans and casual sportswear under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “possible,” “potential” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Factors That May Affect Future Results” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Investor Contact:

Allison Malkin

Integrated Corporate Relations, Inc.

(203) 682-8200

Media Contact:

Jeff Beckman

Levi Strauss & Co.

(415) 501-3317